Exhibit 99.1

ProFrac Holding Corp. Reports Second Quarter 2023 Financial and Operational Results

WILLOW PARK, Texas, Aug. 10, 2023 /PRNewswire/ -- ProFrac Holding Corp. (NASDAQ: ACDC) ("ProFrac", or the "Company") today announced financial and operational results for its second quarter ended June 30, 2023.

Second Quarter 2023 Results and Recent Highlights

  Total revenue was $709.2 million compared to $857.5 million in the first quarter of 2023
  Net loss was ($4.6) million compared to net income of $59.8 million in the first quarter of 2023
  Adjusted EBITDA(1) was $182.5 million
  Generated $55.6 million of free cash flow and reduced indebtedness by $85.6 million
  Right-sized active fleet count in June and again in August to optimize calendar efficiencies and reduce costs

Matt Wilks, ProFrac's Executive Chairman, stated, "Our second quarter results were challenged as a result of customer consolidation, coordination with customer capital expenditure schedules, and the impacts of the recent banking crisis on private operators. We have adjusted our cost structure to right size our organization, through the acceleration of acquisition synergies and headcount reductions. Most of these reductions will be reflected in the third quarter.

"We expect to see our mining assets grow sales and expand our customer footprint. We're pleased to see improving industry fundamentals and disciplined behavior from our peers, which support a constructive outlook for the second half of 2023.

"We continue to remain focused on maximizing utilization and profitability and adapting our cost structure to further improve our cash flow.

"We strongly believe that our vertical integration strategy differentiates us and results in the potential for strong cash flow generation," continued Wilks. "We believe the biggest value driver is diversifying our proppant segment customer base to further demonstrate our strong cash flow potential."

Second Quarter 2023 Financial Results

For the second quarter of 2023, consolidated revenues totaled $709.2 million, down approximately 17% sequentially. The decrease was driven primarily by a lower average active fleet count and associated material sales, when compared to the first quarter of 2023.

Selling, general, and administrative costs were $70.3 million in the second quarter, of which $4.3 million was related to Flotek and $9.8 million was related to stock-based compensation.

Net loss for the second quarter was ($4.6) million, or a $0.02 loss per share of the Company's Class A common stock.

In the second quarter, Adjusted EBITDA decreased 26% from the prior quarter and totaled $182.5 million.

Operating cash flow was $153.7 million in the second quarter.

Outlook

As the Company looks forward to the remainder of 2023, ProFrac is deploying a more disciplined approach to capital allocation to align with its E&P customers' activity levels. The Company lowered its active fleets in June and again in August, and as a result of these fleet reductions, we have made meaningful reductions to our cost structure that we believe will help maintain the per fleet profitability metrics. We believe stronger commodity prices and improved credit markets should allow our customer base to increase activity levels and demand for our services in the back half of 2023, which we expect to increase further in 2024. We remain prepared to be in a position to reactivate fleets as customers solidify their budgets and determine activity levels for next year.

The Proppant Segment continues to show signs of improvement. Our efforts to diversify the customer base reached an all-time high of approximately 70% third-party sales and we continue to pursue additional contracts that increase diversification and improve stability. The Company expects further growth in this segment as the customer base expands, production increases, and costs are lowered.

Business Segment Information

The Stimulation Services segment generated revenues of $608.2 million in the second quarter of 2023, which resulted in $122.9 million of Adjusted EBITDA.

The Proppant Production segment generated revenues of $109.8 million in the second quarter of 2023, which resulted in $57.8 million of Adjusted EBITDA. Approximately 31% of the Proppant Production segment's revenue was intercompany.

The Manufacturing segment generated revenues of $31.1 million in the second quarter of 2023, which resulted in $3.1 million of Adjusted EBITDA. Approximately 73% of the Manufacturing segment's revenue was intercompany.

Our Other Business Activities generated revenues of $51.7 million in the second quarter of 2023, which resulted in a loss of $1.3 million of Adjusted EBITDA. Approximately 66% of the Other Business Activities' revenue was intercompany. The Other Business Activities solely relate to the results of Flotek.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $98.1 million in the second quarter. During the second quarter, the Company decided to reduce capital expenditures for the remainder of the year to more closely align with its customers' activity levels and to ensure it maintains the Company's target return thresholds on capital investments. The Company now expects to incur approximately $300 million of capital expenditures in 2023. This new guidance reflects a deferral of ProFrac's fleet upgrade program, including Tier 4 upgrades and electric fleet deployments.

Balance Sheet and Liquidity

Total gross debt outstanding as of June 30, 2023 was $1,205.6 million, including a reduction of approximately $85.6 million from the prior quarter.

Total cash and cash equivalents as of June 30, 2023 was $26.9 million, $8.8 million was related to Flotek.

As of June 30, 2023 the Company had $163.5 million of liquidity, including $26.9 million in cash and cash equivalents and $136.6 million of availability under its asset-based credit facility, excluding letters of credit outstanding.

Footnotes

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP") (a "Non-GAAP Financial Measure"). Please see "Non-GAAP Financial Measures" at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, August 10, 2023 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 412-902-0030 and ask for the ProFrac Holding Corp. call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://ir.pfholdingscorp.com/news-events/ir-calendar. A telephonic replay of the conference call will be available through August 17, 2023 and may be accessed by calling 201-612-7415 and using passcode 13735083#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated energy services company providing well stimulation services, proppants production and other complementary products and services to oil and gas companies engaged in the exploration and production ("E&P") of unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies' most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce "greenhouse gas" emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the ProFrac's website at www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," or similar words. Forward-looking statements relate to future events or the Company's future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company's strategies and plans for growth; the Company's positioning, resources, capabilities, and expectations for future performance; customer, market and industry expectations; the anticipated benefits of the Company's acquisitions, mining operations, and vertical integration strategy; expectations regarding integration efforts and the costs associated with such integration, including impacts on profitability; the Company's intention to increase the number of fully integrated fleets; the Company's currently expected guidance regarding its 2023 financial and operational results; the Company's focus on digesting recent transactions and maximizing the generation of discretionary free cash flow; the Company's ability to earn its targeted rates of return and maximize shareholder returns; the Company's currently expected guidance regarding its planned capital expenditures and capital allocation in 2023; statements regarding the Company's liquidity; the Company's anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company's outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company's acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company's actions intended to achieve its 2023 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company's fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services; global and regional economic and financial conditions; the effectiveness of the Company's risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under "Non-GAAP Financial Measures," which could cause actual results to differ materially from current expectations included in the Company's forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company's operational and financial performance or achievements through and including 2023. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA is a supplemental measure utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance because they allow us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates).

We view Adjusted EBITDA as an important indicator of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax provision, (iii) depreciation, depletion and amortization, (iv) loss on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as reorganization costs, stock compensation expense and other costs related to our initial public offering, certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investment, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, and acquisition earn-out adjustments.

We believe that our presentation of Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheet

	June 30,	Dec. 31,
(In thousands)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$26.9	$35.1
Accounts receivable:
Trade customers, net	460.5	535.5
Related party	5.7	2.1
Inventories	304.8	249.5
Prepaid expenses and other current assets	31.0	43.2
Total current assets	828.9	865.4

Property, plant, and equipment, net	1,911.6	1,396.4
Operating lease right-of-use assets, net	102.0	112.9
Goodwill	321.4	240.5
Intangible assets, net	191.1	203.1
Investments	48.4	58.6
Deferred tax assets	-	0.4
Other assets	47.4	56.3
Total assets	$3,450.8	$2,933.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable:
Trade creditors	$425.1	$339.4
Related party	33.5	24.0
Accrued expenses	124.5	115.4
Current portion of long-term debt	114.4	127.6
Current portion of operating lease liabilities	36.6	36.0
Other current liabilities:
Third party	67.4	25.7
Related party	36.3	-
Total current liabilities	837.8	668.1

Long-term debt	1,019.8	735.0
Long-term debt—related party	35.0	62.8
Operating lease liabilities	69.8	81.0
Deferred tax liabilities	77.6	-
Other liabilities	84.7	36.0
Total liabilities	2,124.7	1,582.9

Redeemable noncontrolling interest	-	2,462.9

Stockholders' equity (deficit):
Preferred stock	-	-
Class A Common Stock	1.5	0.5
Class B Common Stock	-	1.0
Additional paid-in capital	1,166.9	-
Retained earnings (accumulated deficit)	110.6	(1,185.9)
Accumulated other comprehensive income	(0.2)	-
Total stockholders' equity (deficit) attributable to ProFrac Holding Corp.	1,278.8	(1,184.4)
Noncontrolling interests	47.3	72.2
Total stockholders' equity (deficit)	1,326.1	(1,112.2)
Total liabilities, redeemable noncontrolling interest, and stockholders' equity (deficit)	$3,450.8	$2,933.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In thousands)	2023	2023	2022	2022	2023	2022

Revenues	$709.2	$857.5	$589.8	$345.0	$1,566.7	$934.8

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	467.8	545.9	339.2	236.5	1,013.7	575.7
Selling, general, and administrative	70.3	77.9	83.5	21.0	148.2	104.5
Depreciation, depletion and amortization	108.9	110.3	64.4	44.6	219.2	109.0
Acquisition and integration costs	5.2	12.3	4.1	13.0	17.5	17.1
Other operating expense, net	3.3	4.4	6.1	(0.1)	7.7	6.0
Total operating costs and expenses	655.5	750.8	497.3	315.0	1,406.3	812.3

Operating income	53.7	106.7	92.5	30.0	160.4	122.5

Other (expense) income:
Interest expense, net	(41.0)	(34.9)	(13.4)	(9.3)	(75.9)	(22.7)
(Loss) gain on extinguishment of debt	-	4.1	(8.8)	(8.3)	4.1	(17.1)
Other (expense) income, net	(7.7)	(9.4)	1.0	8.2	(17.1)	9.2

Income before income taxes	5.0	66.5	71.3	20.6	71.5	91.9
Income tax expense	(9.6)	(6.7)	(3.9)	(0.6)	(16.3)	(4.5)

Net (loss) income	$(4.6)	$59.8	$67.4	$20.0	$55.2	$87.4

Less: net income attributable to ProFrac Predecessor	-	-	(54.0)	(19.6)	-	(73.6)
Less: net (income) loss attributable to noncontrolling interests	1.5	4.2	8.7	(0.4)	5.7	8.3
Less: net loss (income) attributable to redeemable noncontrolling interests	0.2	(42.0)	(15.5)	-	(41.8)	(15.5)

Net income attributable to ProFrac Holding Corp.	$(2.9)	$22.0	$6.6	$-	$19.1	$6.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flow

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2023	2023	2022	2023	2022

Cash flows from operating activities:
Net income	$(4.6)	$59.8	$67.4	$55.2	$87.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	108.9	110.3	64.4	219.2	109.0
Amortization of contract liabilities	(16.5)	(8.1)	-	(24.6)	-
Stock-based compensation	9.8	13.1	40.4	22.9	40.4
Loss on disposal of assets, net	(0.5)	1.5	2.2	1.0	2.0
Non-cash (gain) loss on extinguishment of debt	-	(4.1)	5.9	(4.1)	10.2
Amortization of debt issuance costs	6.8	6.1	1.3	12.9	2.7
Acquisition earnout adjustment	(3.6)	(3.0)	-	(6.6)	-
Unrealized loss (gain) on investments, net	9.3	9.7	(0.4)	19.0	(8.5)
Deferred tax expense	-	-	1.0	-	1.0
Other non-cash items, net	-	0.1	-	0.1	-
Changes in operating assets and liabilities	44.1	48.1	(141.4)	92.2	(159.7)
Net cash provided by operating activities	153.7	233.5	40.8	387.2	84.5

Cash flows from investing activities:
Acquisitions, net of cash acquired	(18.2)	(443.6)	21.8	(461.8)	(257.2)
Investment in property, plant & equipment	(98.1)	(83.2)	(74.6)	(181.3)	(116.1)
Proceeds from sale of assets	0.4	1.0	0.5	1.4	46.1
Investment in unconsolidated affiliate	-	-	(1.3)	-	(47.2)
Initial investment in Flotek	-	-	-	-	(10.0)
Other investments	-	-	-	-	(3.9)
Net cash used in investing activities	(115.9)	(525.8)	(53.6)	(641.7)	(388.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	0.2	320.0	27.2	320.2	587.5
Repayments of long-term debt	(57.0)	(18.2)	(270.0)	(75.2)	(497.8)
Borrowings from revolving credit agreements	457.9	406.7	99.3	864.6	197.2
Repayments to revolving credit agreements	(482.9)	(363.0)	(26.7)	(845.9)	(122.9)
Payment of debt issuance costs	(0.1)	(18.4)	(0.7)	(18.5)	(23.6)
Tax withholding related to net share settlement of equity awards	(0.8)	-	-	(0.8)	-
Member contribution	-	-	-	-	5.0
Proceeds from issuance of common stock	-	-	329.1	-	329.1
Payment of common stock issuance costs	-	-	(27.4)	-	(27.4)
Payment of THRC related equity	-	-	(72.9)	-	(72.9)
Net cash (used in) provided by financing activities	(82.7)	327.1	57.9	244.4	374.2

Net (decrease) increase in cash, cash equivalents, and restricted cash	$(44.9)	$34.8	$45.1	$(10.1)	$70.4
Cash, cash equivalents, and restricted cash beginning of period	72.7	37.9	30.7	37.9	5.4
Cash, cash equivalents, and restricted cash end of period	$27.8	$72.7	$75.8	$27.8	$75.8

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net (Loss) Income Adjusted EBITDA

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In thousands)	2023	2023	2022	2022	2023	2022

Net (loss) income	$(4.6)	$59.8	$67.4	$20.0	$55.2	$87.4

Interest expense, net	41.0	34.9	13.4	9.3	75.9	22.7
Depreciation, depletion and amortization	108.9	110.3	64.4	44.6	219.2	109.0
Income taxes	9.6	6.7	3.9	0.6	16.3	4.5
(Gain) loss on disposal of assets, net	(0.5)	1.5	2.2	(0.2)	1.0	2.0
(Gain) loss on extinguishment of debt	-	(4.1)	8.8	8.3	(4.1)	17.1
Acquisition earnout adjustment	(3.6)	(3.0)	-	-	(6.6)	-
Stock-based compensation	2.4	2.9	1.5	-	5.3	1.5
Stock-based compensation related to deemed contributions	7.4	10.2	38.9	-	17.6	38.9
Provision for credit losses, net of recoveries	-	0.1	-	-	0.1	-
Reorganization costs	-	-	(0.1)	0.1	-	-
Acquisition and integration costs	5.2	12.3	4.1	13.0	17.5	17.1
Litigation expenses and accruals for legal contingencies	7.4	5.8	4.0	-	13.2	4.0
Unrealized loss (gain) on investments, net	9.3	9.7	(0.4)	(8.1)	19.0	(8.5)
Total adjusted EBITDA for reportable segments	$182.5	$247.1	$208.1	$87.6	$429.6	$295.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
(In thousands)	2023	2023	2022	2022	2023	2022

Revenues
Stimulation services	$608.2	$790.2	$576.5	$336.2	$1,398.4	$912.7
Proppant production	109.8	82.2	17.5	12.4	192.0	29.9
Manufacturing	31.1	67.1	34.9	32.0	98.2	66.9
Other	51.7	49.2	15.3	-	100.9	15.3
Total segments	800.8	988.7	644.2	380.6	1,789.5	1,024.8
Eliminations	(91.6)	(131.2)	(54.4)	(35.6)	(222.8)	(90.0)
Total revenues	$709.2	$857.5	$589.8	$345.0	$1,566.7	$934.8

Adjusted EBITDA
Stimulation services	$122.9	$205.7	$196.2	$73.6	$328.6	$269.8
Proppant production	57.8	41.3	12.5	7.9	99.1	20.4
Manufacturing	3.1	8.0	6.8	6.1	11.1	12.9
Other	(1.3)	(7.9)	(7.4)	-	(9.2)	(7.4)
Adjusted EBITDA for reportable segments	$182.5	$247.1	$208.1	$87.6	$429.6	$295.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	June 30,	Dec. 31,
(In thousands)	2023	2022

Current portion of long-term debt	$114.4	$127.6
Long-term debt	1,019.8	735.0
Long-term debt—related party	35.0	62.8
Total debt	1,169.2	925.4

Plus: Unamortized debt issuance costs	36.4	34.0
Total gross debt	1,205.6	959.4

Less: Cash and cash equivalents	(26.9)	(35.1)
Net debt	$1,178.7	$924.3

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com